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ALL AMERICAN SEMICONDUCTOR, INC. AND SUBSIDIARIES                                         Exhibit 11.1

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

                                                           Quarters                     Six Months
PERIODS ENDED JUNE 30                                2002           2001           2002           2001
------------------------------------------------------------------------------------------------------

BASIC EARNINGS PER SHARE:
-------------------------

Net Income (Loss) ........................   $    198,000   $(13,982,000)  $    317,000   $(13,311,000)
                                             ============   ============   ============   ============

Weighted Average Shares Outstanding ......      3,856,904      3,856,904      3,856,904      3,856,904
                                             ============   ============   ============   ============

Basic Earnings (Loss) Per Share ..........         $  .05         $(3.63)        $  .08         $(3.45)
                                                   ======         ======         ======         ======

DILUTED EARNINGS PER SHARE:
---------------------------

Net Income (Loss) ........................   $    198,000   $(13,982,000)  $    317,000   $(13,311,000)
                                             ============   ============   ============   ============

Weighted Average and Dilutive Shares:
  Weighted average shares outstanding ....      3,856,904      3,856,904      3,856,904      3,856,904
  Dilutive shares ........................         10,281             --         15,547             --
                                             ------------   ------------   ------------   ------------
                                                3,867,185      3,856,904      3,872,451      3,856,904
                                             ============   ============   ============   ============

Diluted Earnings (Loss) Per Share ........         $  .05         $(3.63)        $  .08         $(3.45)
                                                   ======         ======         ======         ======
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